CB Financial Services, Inc. Completes $15 Million Subordinated Notes Offering

Washington, PA – December 10, 2021 – CB Financial Services, Inc. (the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank and Exchange Underwriters, Inc., a wholly-owned insurance subsidiary of Community Bank, announced today the completion of a private placement offering of $15 million aggregate principal amount of the Company’s 3.875% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”) to certain qualified institutional buyers and accredited institutional investors. The Company intends to use the net proceeds for general corporate purposes, which may include repurchases of its outstanding shares of common stock. The Notes are intended to qualify as Tier 2 capital for the Company for regulatory capital purposes.

The Notes mature on December 15, 2031, unless redeemed earlier. The Notes initially bear interest, payable semi-annually in arrears, at a fixed rate of 3.875% per annum until December 15, 2026. Beginning December 15, 2026 and until maturity or redemption, the interest rate applicable to the outstanding principal amount of the Notes due will reset quarterly to an interest rate per annum equal to the then current three-month secured overnight financing rate (SOFR) plus 280 basis points, payable quarterly in arrears. The Company has the option to redeem the Notes, at par and in whole or in part, beginning on December 15, 2026.

Luse Gorman, PC served as legal counsel to the Company. D.A. Davidson & Co. served as the placement agent for the Notes. Bowles Rice LLP served as legal counsel to D.A. Davidson & Co.

    The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform

Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions; the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers; changes in market interest rates; deposit flows; demand for loans; real estate values and competition; competitive products and pricing; the ability of the Company’s customers to make scheduled loan payments; loan delinquency rates and trends; the Company’s ability to manage the risks involved in its business; the Company’s ability to control costs and expenses; inflation, market and monetary fluctuations; changes in federal and state legislation and regulation applicable to the Company’s business; actions by the Company’s competitors; and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:

John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:

Adam Prior, Senior Vice President
The Equity Group, Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com